Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

April 10, 2026

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of (i) Apollo Global Management, Inc., a Delaware corporation (the “Company”), (ii) Apollo Asset Management, Inc., a Delaware corporation (the “Corporate Guarantor”), and (iii) each of the entities listed on Schedule I hereto (collectively, the “Limited Partnership Guarantors” and, together with the Corporate Guarantor, the “Subsidiary Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

1. the following securities of the Company (together, the “Company Securities”):

A.

senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion of the Company Debt Securities) of the Company, par value $0.00001 per share (the “Company Preferred Stock”);

C.	shares of common stock (including shares issued upon conversion of the Company Debt Securities or Company Preferred Stock) of the Company, par value $0.00001 per share (the “Company Common Stock”);

D.	depositary shares representing interests in a particular series of Company Preferred Stock evidenced by depositary receipts (the “Company Depositary Shares”);

E.	warrants to purchase Company Common Stock, Company Preferred Stock, Company Debt Securities or any combination thereof (the “Company Warrants”);

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Apollo Global Management, Inc.

F.	subscription rights to purchase Company Common Stock, Company Preferred Stock or other Company Securities (the “Company Subscription Rights”);

G.

purchase contracts for the purchase or sale of Company Common Stock or Company Preferred Stock issued by the Company or debt or equity securities issued by third parties (the “Company Purchase Contracts”); and

H.

purchase units consisting of a Company Purchase Contract, Company Debt Securities, Company Subscription Rights, Company Warrants or debt obligations of third parties, including government securities (the “Company Purchase Units”).

2. the following securities of the Subsidiary Guarantors:

A.	guarantees of Company Debt Securities (the “Subsidiary Guarantees”).

The Company Securities and the Subsidiary Guarantees (collectively, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Senior Debt Securities and the related Subsidiary Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the guarantors party thereto and, and a trustee to be named therein (the “Company Senior Debt Indenture”). The Subordinated Debt Securities and the related Subsidiary Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the guarantors party thereto, and a trustee to be named therein (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture, the “Company Indentures”).

The Company Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Company Subscription Rights are to be issued under subscription rights agreements, each between the Company and a subscription rights agent to be identified in the applicable agreement (each, a “Subscription Rights Agreement”). The Company Purchase Contracts are to be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Company Purchase Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Purchase Unit Agreement”).

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Apollo Global Management, Inc.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement; and

2. the forms of the Company Senior Debt Indenture and the Company Subordinated Debt Indenture attached as Exhibits 4.6 and 4.7, respectively, to the Registration Statement.

In addition, we have examined (i) such corporate records of (a) the Company that we have considered appropriate, including a copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities certified by the Company, (b) the Corporate Guarantor that we have considered appropriate, including a copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Corporate Guarantor, certified by the Corporate Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors of the Corporate Guarantor relating to the issuance of the Subsidiary Guarantees certified by the Corporate Guarantor, and (ii) such limited partnership records of each Limited Partnership Guarantor that we have considered appropriate, including a copy of the certificate of limited partnership, as amended, and limited partnership agreement, as amended, of each Limited Partnership Guarantor, certified by the general partner of each Limited Partnership Guarantor as in effect on the date of this letter, and copies of resolutions of the general partner of each Limited Partnership Guarantor relating to the issuance of the Subsidiary Guarantees by the Limited Partnership Guarantors, certified by the general partner of each Limited Partnership Guarantor, and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.

We have also relied upon the factual matters contained in the representations and warranties of the Company and the Subsidiary Guarantors made in the documents reviewed by us and upon certificates of public officials and the officers of the Company and the Subsidiary Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

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Apollo Global Management, Inc.

We have also assumed, without independent investigation, that (i) the Company Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Depositary Agreements, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company and the Subsidiary Guarantors), (iv) the Company Depositary Shares, the Company Warrants, the Company Subscription Rights, the Company Purchase Contracts, the Company Purchase Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Company Purchase Contracts and the Company Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms and (vi) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Subsidiary Guarantors.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and the Subsidiary Guarantors, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Company Preferred Stock, an appropriate certificate of designation or board resolution, relating to such series of Company Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company or the Subsidiary Guarantors, as applicable, and, in the case of the Company Debt Securities, the Subsidiary Guarantees, the Company Depositary Shares, the Company Warrants, the Company Subscription Rights, the Company Purchase Contracts and the Company Purchase Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

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Apollo Global Management, Inc.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. Upon due authorization by the Company of the issuance and sale of shares of a series of Company Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Company Preferred Stock will be validly issued, fully paid and non-assessable.

3. Upon due authorization by the Company of the issuance and sale of shares of Company Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Company Common Stock will be validly issued, fully paid and non-assessable.

4. When Company Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Company Preferred Stock, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5. When the specific terms of a particular issuance of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. When any Company Purchase Contracts have been duly authorized, executed and delivered by the Company, such Company Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. When the Company Purchase Units have been duly authorized, issued and delivered by the Company, the Company Purchase Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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Apollo Global Management, Inc.

8. When the specific terms of a particular issuance of Company Subscription Rights have been duly authorized by the Company and such Company Subscription Rights have been duly executed, authenticated, issued and delivered, such Company Subscription Rights will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9. When the specific terms of a particular issuance of Company Debt Securities and any related Subsidiary Guarantees have been duly authorized by the Company and the relevant Subsidiary Guarantors and such Securities have been duly executed, authenticated, issued and delivered, such Subsidiary Guarantees will constitute legal, valid and binding obligations of each relevant Subsidiary Guarantor enforceable against each such Subsidiary Guarantor in accordance with its terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE I

Limited Partnership Guarantor	Jurisdiction of Formation
Apollo Principal Holdings A, L.P.	Delaware
Apollo Principal Holdings B, L.P.	Delaware
Apollo Principal Holdings C, L.P.	Delaware
AMH Holdings (Delaware), L.P.	Delaware
Apollo Management Holdings, L.P.	Delaware